Exhibit 10.1

THIS PROMISSORY NOTE (“NOTE”) AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, PLEDGE, HYPOTHECATION OR OTHER TRANSFER OR ASSIGNMENT COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

PROMISSORY NOTE

Principal Amount: Up to $1,500,000.00	Dated as of June 20, 2023 New York, New York

FOR VALUE RECEIVED, Blue Ocean Acquisition Corp, a Cayman Islands exempted company and blank check company (the “Maker”), promises to pay to Blue Ocean Sponsor LLC, a Cayman Islands limited liability company, or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of up to one million five hundred thousand U.S. Dollars ($1,500,000.00) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. Unless this Note has been accelerated upon the occurrence of an Event of Default (as defined below), the principal balance of this Note (as reduced by the Converted Principal Amount, if any, in accordance with Section 4 hereof), which shall be set forth on Schedule A hereto, shall be payable by the Maker on the earlier of (each, a “Maturity Payment Event”): (i) June 7, 2024; (ii) the date on which the Maker consummates its initial merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Maker and one or more businesses or entities (the “Initial Business Combination”); or (iii) the date the Maker liquidates the Trust Account (as defined in the Maker’s Amended and Restated Memorandum and Articles of Association in effect on the date this Note was originally issued) upon the failure of the Maker to consummate the Initial Business Combination within the time period set forth in the Maker’s Amended and Restated Memorandum and Articles of Association. The principal balance may be prepaid at any time without penalty. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2. Interest.

(a) Interest Rate.

(i) The outstanding principal amount of each drawdown shall bear interest at the Applicable Rate (as defined below), compounded annually, from the date of such drawdown until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise. “Applicable Rate” means the relevant “applicable federal rate” within the meaning of the Internal Revenue Code of 1986, as amended, published at https://apps.irs.gov/app/picklist/list/federalRates.html (in each case, computed on the basis of a 365-day year and the actual number of days elapsed in any year). For the avoidance of doubt, the “applicable federal rate” shall be the “short-term rate.” The interest rate applicable to each drawdown will be recorded against such drawdown on the Schedule of Borrowings attached hereto.

(ii) All accrued, unpaid interest on the Loan shall be due and payable on the Maturity Date.

(iii) Accrued, unpaid interest shall also be paid on the date of any voluntary prepayment of the Loan in accordance with Section 1 hereof.

(b) Maximum Rate of Interest. Under no circumstances will the rate of interest chargeable under this Note exceed the maximum amount permitted by applicable law. If excess interest is charged and paid in error, then the excess amount shall be promptly refunded.

3. Drawdown Requests. Maker and Payee agree that Maker may request up to one million five hundred thousand U.S. Dollars ($1,500,000.00) to finance costs incurred by Maker in connection with a potential Initial Business Combination and for expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance) (“Working Capital Drawdown”) and to finance deposits to the Trust Account to extend the deadline for Maker to consummate its Initial Business Combination (“Extension Drawdown”). The principal of this Note may be drawn down from time to time prior to the earlier of: (i) June 7, 2024; or (ii) the date on which Maker consummates an Initial Business Combination, upon written request from Maker to Payee (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down and whether such amount is a Working Capital Drawdown or Extension Drawdown, and must not be an amount less than Ten Thousand U.S. Dollars ($10,000) unless agreed upon by Maker and Payee. Payee shall fund each Drawdown Request no later than three (3) business days after receipt of a Drawdown Request. Once an amount is drawn down under this Note, it shall be set forth on Schedule A hereto, and such amount shall not be available for future Drawdown Requests even if prepaid. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker.

4. Optional Conversion. The Payee may, by prior written notice to the Maker, elect to convert, concurrent with the consummation of the Initial Business Combination, up to the full amount of the principal balance of this Note, in whole or in part, as set forth on Schedule A hereto (in integral multiples of $1.00, as adjusted for any share splits, share dividends, combinations, reclassifications, reorganizations, recapitalizations, and similar events with respect to the Class A Shares (as defined below) occurring after the issue date of this Note) into private placement warrants of the Maker (the “Private Placement Warrants”), with each whole warrant entitling the holder thereof to purchase one Class A ordinary share, par value $0.0001 per share, of the Maker (the “Class A Shares”) at an exercise price of $11.50 per Class A Share (subject to adjustment), with each $1.00 (as adjusted for any share splits, share dividends, combinations, reclassifications, reorganizations, recapitalizations, and similar events with respect to Class A Shares occurring after the issue date of this Note) of the principal balance of this Note convertible into one Private Placement Warrant.

Upon conversion of up to the full amount of the principal balance of this Note in whole or in part, (A) the principal balance of this Note shall be decreased by the amount of the principal balance so converted into Private Placement Warrants (the “Converted Principal Amount”) and such decrease shall be set forth on Schedule A hereto and (B) the Maker shall, as soon as practicable thereafter but in no event later than three (3) business days of its receipt of the Payee’s written conversion notice, issue and deliver to the Payee a certificate or notice of issuance for the number of Private Placement Warrants to which the Payee shall be entitled to receive upon such conversion. Upon any conversion of this Note pursuant to this Section 4, the Maker shall be forever released from all of its obligations and liabilities under this Note with respect to the Converted Principal Amount, and, in the case of a conversion of this Note in full, this Note shall be cancelled and void without further action of the Maker or the Payee. All unpaid principal of this Note that is not then converted into Private Placement Warrants shall continue to remain outstanding and to be subject to the terms and conditions of this Note.

For the avoidance of doubt, the Private Placement Warrants issuable upon conversion of this Note shall not be subject to any surrender and cancellation for no consideration, including the surrender and cancellation for no consideration that the Class B ordinary shares, par value $0.0001 per share, of the Maker are subject to in certain circumstances. The Payee acknowledges and agrees that such Private Placement Warrants, when and if issued, will be subject to the terms of that certain Warrant Agreement, dated as of December 2, 2021, between the Maker and Continental Stock Transfer & Trust Company, as warrant agent, and that certain letter agreement, dated as of December 2, 2021, among the Maker, the Payee and certain other parties thereto.

The Private Placement Warrants issuable upon conversion of this Note shall each constitute a “Registrable Security” pursuant to that certain Registration Rights Agreement, dated as of December 2, 2021, among the Maker, the Payee and certain other securityholders of the Maker named therein.

5. Application of Payments. All payments by the Maker to the Payee shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, and then to the payment in full of the unpaid principal balance of this Note.

6. Events of Default. Each of the following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days of the date specified in Section 1 hereof.

(b) Failure to Convert. Failure by Maker to comply with its obligation to convert all or a portion of this Note in accordance with Section 4 hereof upon exercise of the Payee’s conversion right and such failure continues for a period of five (5) business days.

(c) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(d) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

7. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 6(a) or Section 6(b) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Section 6(c) or Section 6(d) hereof, the unpaid principal balance of this Note, and all other amounts payable hereunder, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

8. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, conversion, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment or conversion; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

9. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment or conversion of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or conversion or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

10. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the email address most recently provided to such party or such other email address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

11. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

12. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

14. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

15. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

16. Successors and Assigns. Subject to the restrictions on transfer in Section 15, the rights and obligations of the Maker and the Payee hereunder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of any party hereto (by operation of law or otherwise) with the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

17. Acknowledgment. The Payee represents and warrants to the Maker that:

(a) It is acquiring this Note for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof;

(b) It understands that the acquisition of this Note involves substantial risk; and

(c) It has experience as an investor in securities of companies and it is able to fend for itself, can bear the economic risk of its investment in this Note, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment in this Note and protecting its own interests in connection with this investment.

The Payee acknowledges and understands that, in addition to the loan evidenced by this Note, the Maker may need to obtain loans from the Payee or an affiliate of the Payee or certain of the Maker’s officers and directors to further finance the transaction costs of the Maker’s intended Initial Business Combination, it being understood, however, that neither the Payee nor such other parties is currently under any obligation to provide the Maker with any such loans.

18. Counterparts; Electronic Signatures. This Note may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Note or in any other certificate, agreement or document related to this Note shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[Signature page follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

BLUE OCEAN ACQUISITION CORP, a Cayman Islands exempted company, as Maker

By:	/s/ Richard Leggett
	Name:	Richard Leggett
	Title:	Chief Executive Officer

Accepted and agreed this 20th day of June, 2023:

BLUE OCEAN SPONSOR LLC,

a Cayman Islands limited liability company, as Payee

By:	/s/ Marcus Brauchli
	Name:	Marcus Brauchli
	Title:	Manager

[Signature Page to Promissory Note]

SCHEDULE A

The initial outstanding principal amount of the Note is [__________] U.S. Dollars ($[_________]).

Subject to the terms and conditions set forth in the Note to which this schedule is attached, the principal balance due under the Note shall be set forth in the table below and shall be updated from time to time to reflect all principal increases and conversions under the Note.

Date	Original Principal Amount	Applicable Interest Rate	Prepayment Amount (if applicable)	Total Remaining Principal Amount	Initials of Person Making Notation